EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT entered into this 8th day of February, 1999 ("Effective Date"), by and between XATA Corporation ("XATA" or "Company") and Dennis R. Johnson (the "Employee").

         WHEREAS, the Employee has heretofore been employed by XATA in the position of President and Chief Executive Officer and is experienced in the business of XATA; and

         WHEREAS, the Employee is leaving the position of President and Chief Executive Officer, but will continue as an employee of XATA to assist in the transition to new management; and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of XATA and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is employed by to assist management of XATA and, in particular, such person or persons who may from time to time occupy the role of President and Chief Executive Officer ("President/CEO") of XATA. The Employee shall perform such executive duties (i.e. duties customarily associated with the office of president or chief executive officer) as may be reasonably requested by the Board of Directors of XATA (the "Board of Directors" or "Board") and the President/CEO.

         2. Base Compensation. XATA agrees to pay the Employee during the term of this Agreement a salary (the "Salary"), payable at the times and in the manner as XATA payroll generally, with each payment equal to the regular salary payment amount received by Employee immediately prior to the execution of this Agreement. Total salary paid under this Agreement shall be limited to $250,000. No payment shall be due or payable by XATA for any period during which Employee is in breach of this Agreement.

         3. Prior Agreement. XATA and the Employee hereby agree that the payment (the "Separation Payment") due Employee under his letter agreement with XATA dated January 24, 1995 (the "Prior Agreement") in connection with the termination of his employment as President/CEO of XATA shall be due and payable in equal installments over a period of twenty (20) months at the times when payroll is customarily paid to the employees of XATA, and that any amounts paid as Salary under the terms of this Agreement shall offset and fully discharge an equal then-payable amount of the Separation Payment. No payment shall be due or payable by

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XATA for any period during which Employee is in breach of this Agreement. This
Section shall survive termination of this Agreement, except as provided in
Section 10(a).

         4. Other Benefits.

                  (a) Participation in Retirement and Medical Plans. The Employee shall be entitled to participate in any plan of XATA relating to compensation, profit sharing, or other retirement benefits and medical coverage or reimbursement plans as XATA may adopt for the benefit of its employees.

                  (b) Expenses. XATA shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his service for XATA which are documented with XATA's policies as set forth from time to time.

                  (c) Options. Employee's existing options under the XATA 1991 Long-Term Incentive and Stock Option Plan shall not be affected by Employee's change in duties and shall continue in accordance with their terms while this Agreement is in effect.

         5. Term. The term of employment of Employee under this Agreement shall commence on the Effective Date and shall be terminable upon notice, with or without cause, by XATA; provided, however, that in no event shall the term of this Agreement extend for a period of more than twenty (20) months.

         6. Loyalty. The Employee shall devote such time and attention to the performance of his employment under this Agreement as shall be reasonably requested from time to time by the Board of Directors and President/CEO. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity which is detrimental to the business affairs or interests of XATA; provided, however, that this is not intended to restrict Employee in seeking, obtaining, and carrying out the duties associated with, other employment with any other person except (a) CADEC Corporation, Eaton Corporation, or Meritor (as to each, a "Named Competitor"), (b) any affiliate of any Named Competitor, or (c) any person who acquires or succeeds to the business of any Named Competitor.

         7. Standards. [INTENTIONALLY OMITTED]

         8. Vacation and Sick Leave. The Employee shall not accrue any vacation leave or sick leave during the term of this Agreement. All paid vacation accrued by Employee prior to the Effective Date which has not been used by Employee as of the Effective Date shall be paid to Employee in cash not later than February 26, 1999.

         9. Covenants of Employee.

                  (a) Competing Employment. [INTENTIONALLY OMITTED]


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                  (b) Non-Solicitation Agreement. [INTENTIONALLY OMITTED]

                  (c) Confidential Information. Employee acknowledges that during the term of his employment he will have access to confidential information of the Company, the Company's affiliates, and the Company's customers, including without limitation, information about business plans, costs, products, research and development, funding, alliances, customers, profits, markets, key personnel, operational methods, other business affairs and methods and other information not available to the public or in the public domain (collectively, "Confidential Information"). Employee covenants and agrees that, except as required by his duties to the Company, Employee will keep secret all Confidential Information and will not, directly or indirectly, disclose or disseminate Confidential Information to any other person, nor shall he make use of any Confidential Information for any purpose whatsoever except as permitted by the Company. Such covenant shall apply during the term of his employment hereunder and for a period of six (6) months after termination or expiration of this Agreement; provided, however, that with respect to Confidential Information which constitutes a "trade secret" under Minnesota Statutes Chapter 325C, such covenant shall apply during the term of his employment hereunder and at all times thereafter. Employee will promptly upon termination of this Agreement deliver to the Company all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by Employee or others) which he may possess or have under his control. The term "Confidential Information" shall not include any information which Employee can demonstrate (i) to be generally known in the industry or to the public other than through breach of Employee's obligations hereunder or (ii) to have been disclosed to Employee by a source which is not connected or related in any way to his employment with the Company and which is not under any obligation of confidentiality.

                  (d) Reasonableness of Covenants. Employee acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in this Section are fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected.

                  (e) Injunctive Relief; Attorneys' Fees. The parties agree that the remedy of damages at law for the breach by Employee of any of the covenants contained in this Section 9 is an inadequate remedy. In recognition of the irreparable harm that a violation by Employee of any of the covenants, agreements or obligations arising under this Agreement would cause XATA, Employee agrees that in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against him and every other Person concerned thereby, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such an actual violation, Employee agrees to pay the costs, expenses and reasonable attorneys' fees incurred by the Company in pursuing any of its rights with respect to such violation, in addition to the actual damages sustained by the Company as a result thereof. The provisions of Sections 9(c), (d) and (e) shall survive termination of this Agreement.


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                  (f) Compensation. [INTENTIONALLY OMITTED]

                  (g) [INTENTIONALLY OMITTED]

         10. Successors and Assigns.

                  (a) This Agreement shall inure to the benefit of and be binding upon any corporation or other successor of XATA which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of XATA; provided, however, that in the event that this Agreement is to be acquired by any such successor in interest of XATA, Employee, at his option, given within ten (10) business days after notice by XATA of such proposed event, may elect (i) to terminate this Agreement, effective with the effective date of the succession in interest and
         (ii) to receive all payments remaining under Section 3 of this Agreement in one lump sum, payable not later than thirty (30) days after the effective date of the succession in interest.

                  (b) Since XATA is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of XATA.

         11. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

         12. Applicable Law. This Agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Minnesota, except to the extent that Federal law shall be deemed to apply.

         13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of XATA, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. XATA shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of XATA or the Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. If the parties cannot mutually agree on an arbitrator, each party shall select an arbitrator and those two arbitrators shall select a third arbitrator and the third arbitrator shall conduct the arbitration. Otherwise, each party shall pay its own costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings


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or actions, notwithstanding the ultimate outcome thereof, upon delivery of a final judgment or settlement of the dispute.

         15. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto with respect to the Separation Payment and the Prior Agreement, and shall supersede all prior understandings in writing or otherwise between the parties as to such matters.


                                       XATA CORPORATION



                                       By:
                                           -------------------------------------
                                          Its:
                                               ---------------------------------



                                       -----------------------------------------
                                       Dennis R. Johnson


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